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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-01991 of HS Resources, Inc. on Form S-4 of our report dated February 26, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the 1993 change in the method of accounting for income taxes) appearing in the Annual Report on Form 10-K of Tide West Oil Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                            DELOITTE & TOUCHE LLP


April 5, 1996

Tulsa, Oklahoma